                          PLAN AND AGREEMENT OF MERGER


     THIS PLAN AND AGREEMENT OF MERGER (this "Agreement of Merger") is made and entered into as of this 27th day of December, 1995,

     BY AND BETWEEN           NEW YORK BAGEL ENTERPRISES, INC.,
                              a Kansas corporation,
                              hereinafter referred to as

                                   "SURVIVING CORPORATION"

     AND                      NEW YORK BAGEL ENTERPRISES, INC.,
                              an Oklahoma corporation,
                              hereinafter referred to as

                                   "MERGED CORPORATION"


     WHEREAS, Surviving Corporation and Merged Corporation (sometimes collectively referred to hereinafter as the "constituent corporations") are duly organized and existing by virtue of the laws of their respective states of incorporation, with each such corporation having been incorporated on the date set opposite its respective name:

                                                          Date of
          Name                                         Incorporation
          ----                                         -------------
     New York Bagel Enterprises, Inc. (Oklahoma)       May 24, 1990
     New York Bagel Enterprises, Inc. (Kansas)         December 27, 1995

     WHEREAS, the Board of Directors of each of the constituent corporations hereto deem it advisable and generally to the welfare, best interests and advantage of each and all of the several and respective holders of their shares that the constituent corporations hereto merge and have duly adopted a resolution approving this Agreement of Merger; and this Agreement of Merger has been duly authorized and approved by each of said Board of Directors in the manner and by the vote required by the charter documents and bylaws of Merged Corporation and Surviving Corporation and by Kansas Statutes Annotated Section 17-6702 and Oklahoma Statutes Annotated 18 Section 1082, subject to the submission of the same to a vote of the shareholders of the Merged Corporation in accordance with law, which submission has been duly authorized by its Board of Directors.

     NOW, THEREFORE, the parties hereto agree to effect the merger as set forth, subject to the provisions of this Agreement of Merger so that, at the effective date of the merger, Merged Corporation shall be and hereby is merged into Surviving Corporation and Surviving Corporation shall and hereby does merge into itself Merged Corporation, on the terms and conditions hereinafter set forth.

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                                        I

                                     MERGER

     1. Surviving Corporation, formed under the laws of the State of Kansas, into which Merged Corporation is hereby merged on the effective date of the merger, shall be the corporation to survive the merger and the name under which the corporation shall continue is New York Bagel Enterprises, Inc. Said corporation shall be governed by the laws of the State of Kansas and its principal office in such state shall be located at 300 IMA Plaza, 250 North Water, Wichita, Kansas 67202. Surviving Corporation shall be domesticated in the State of Kansas and its registered office shall be located at 301 North Main Street, Suite 1600, Wichita, Kansas 67202, and its resident agent at such address shall be Gregory B. Klenda.

     2. The effective date of the merger shall be as of 11:59 p.m., December 31, 1995, after the Agreement of Merger has been duly approved by the shareholders of Merged Corporation and has been executed, acknowledged and filed in accordance with the laws of the States of Kansas and Oklahoma. Such effective date is referred to in this Agreement of Merger as the "Merger Date."

     3. On the Merger Date, all property, real, personal and mixed, and all debts due to Merged Corporation on whatever account, as well as for stock subscriptions and all other choses or things in action, and all and every other interest of or belonging to Merged Corporation shall be taken by and deemed to be transferred to and vested in Surviving Corporation without further act or deed; and all property and every other interest shall be thereafter as effectually the property of Surviving Corporation as it was of Merged Corporation and the title to any real estate or any interest therein, whether vested by deed or otherwise, in Merged Corporation shall not revert or be in any way impaired by reason of the merger; provided, however, that all rights of creditors and all liens upon the property of Merged Corporation shall be preserved unimpaired, and all debts, assumed liabilities, obligations and duties of Merged Corporation hereto shall thenceforth attach to Surviving Corporation, and may be enforced against it to the same extent as if said debts, assumed liabilities, obligations and duties had been incurred or contracted by it. Any action or proceeding pending by or against Merged Corporation may be prosecuted as if the merger had not taken place, or Surviving Corporation may be substituted in place of Merged Corporation. Merged Corporation agrees that from time to time, as and when requested by Surviving Corporation or by its successors or assigns, it will execute and deliver or cause to be executed and delivered all such deeds and instruments, and will take or cause to be taken all such further or other action, as Surviving Corporation may deem necessary or desirable in order to vest in and confirm to Surviving Corporation or its successors or assigns title to and possession of all the aforesaid property and rights and otherwise carry out the intent and purposes of this Agreement of Merger.

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                                       II

                            ARTICLES OF INCORPORATION

     1. From and after the Merger Date, the Articles of Incorporation of Surviving Corporation, as recorded in the Office of the Secretary of State at the Merger Date, shall be and become the Articles of Incorporation of Surviving Corporation. In addition to the powers conferred upon it by law, Surviving Corporation shall have the powers set forth in such Articles of Incorporation and be governed by the provisions thereof. From and after the Merger Date, and until further amended as provided by law, such Articles of Incorporation shall be certified as the Articles of Incorporation of Surviving Corporation.

     2. Surviving Corporation hereby reserves the right to amend, alter, change or repeal its Articles of Incorporation in the manner now or hereafter prescribed by statute or otherwise provided by law, and all rights and powers conferred in the Articles of Incorporation on shareholders, directors or officers of Surviving Corporation, or any other person whomsoever, are subject to this reserved power.


                                       III

                         BYLAWS OF SURVIVING CORPORATION

     From and after the Merger Date, the present bylaws of Surviving Corporation shall be and become the bylaws of Surviving Corporation until the same shall be altered, amended or repealed, or until new bylaws shall be adopted, in accordance with the provisions of law, the bylaws and the Articles of Incorporation of Surviving Corporation.


                                       IV

                             OFFICERS AND DIRECTORS

     1. The first officers of Surviving Corporation, who shall hold office until their successors shall have been elected or appointed and shall have been qualified, or as otherwise provided in its bylaws, are the officers of Surviving Corporation immediately prior to the Merger Date. The officers of Surviving Corporation and their number may be changed from time to time as provided by law and the bylaws of Surviving Corporation.

     2. The first directors of Surviving Corporation, who shall hold office until their successors shall have been elected or appointed and shall have been qualified, shall be the directors of Surviving Corporation immediately prior to the Merger Date. The directors of Surviving Corporation and their number may be changed from time to time as provided by law and the bylaws of Surviving Corporation.

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     3.   The first annual meeting of the shareholders of Surviving Corporation after the Merger Date shall be the next annual meeting provided by the bylaws of Surviving Corporation.

     4. If, on or before the Merger Date, a vacancy shall for any reason exist in the Board of Directors of Surviving Corporation, or in any of the offices, such vacancy shall thereafter be filled in the manner provided in the Articles of Incorporation of Surviving Corporation or in its bylaws.


                                        V

                     CAPITAL STOCK OF SURVIVING CORPORATION

     The authorized capital of Surviving Corporation shall be as set forth in the Articles of Incorporation of Surviving Corporation.


                                       VI

                        EXCHANGE OF SECURITIES ON MERGER

     1. Each share of Merged Corporation's Class A Common Stock which shall be issued and outstanding immediately before the Merger Date shall, by virtue of the merger of the constituent corporations and upon surrender of such Merged Corporation's Class A Common Stock by the shareholder to Surviving Corporation, be exchanged for one share of a fully paid and nonassessable share of Surviving Corporation's Class A Common Stock, such that the one million twelve thousand one hundred thirty-four (1,012,134) issued and outstanding shares of Class A Common Stock of Merged Corporation shall be exchanged for one million twelve thousand one hundred thirty-four (1,012,134) issued and outstanding shares of Class A Common Stock of Surviving Corporation.

     2. Each share of Merged Corporation's Class B Common Stock which shall be issued and outstanding immediately before the Merger Date shall, by virtue of the merger of the constituent corporations and upon surrender of such Merged Corporation's Class B Common Stock by the shareholder to Surviving Corporation, be exchanged for one share of a fully paid and nonassessable share of Surviving Corporation's Class B Common Stock, such that the nine hundred seventy-seven thousand six hundred forty-six (977,646) issued and outstanding shares of Class B Common Stock of Merged Corporation shall be exchanged for nine hundred seventy-seven thousand six hundred forty-six (977,646) issued and outstanding shares of Class B Common Stock of Surviving Corporation.

                                       VII

               TERMINATION OR MODIFICATION OF AGREEMENT AND MERGER

     At any time prior to the filing of this Agreement of Merger with the Secretary of State of either Oklahoma or Kansas, this Agreement of Merger may be terminated by the Board of Directors of Merged Corporation or Surviving Corporation notwithstanding approval of this Agreement of Merger by the shareholders of Merged Corporation. The Boards of Directors of the parties to this Agreement of Merger may amend this Agreement of Merger at any time prior to the filing of this Agreement of Merger with the respective Secretaries of State, provided that any amendment made subsequent to the adoption of this Agreement of Merger by the shareholders of Merged Corporation or Surviving Corporation shall not:

          a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Merged Corporation or Surviving Corporation;

          b) alter or change any term of the Articles of Incorporation of Surviving Corporation to be effected by the merger; or

          c) alter or change any of the terms and conditions of this Agreement of Merger if such alteration or change would adversely affect the holders of any class or series thereof of such Merged Corporation or Surviving Corporation.


                                      VIII

                              SHAREHOLDER APPROVAL

     This Agreement of Merger is adopted by the Board of Directors of Surviving Corporation without any vote of its shareholders pursuant to the provisions of Kansas Statutes Annotated Sections 17-6701(f) and 17-6702(e) since no shares of stock of Surviving Corporation were issued prior to the adoption by the Board of Directors of Surviving Corporation of the resolutions approving this Agreement of Merger. This Agreement of Merger shall be submitted to the shareholders of Merged Corporation at a meeting of the shareholders of such corporation to be held as promptly as practicable, and, if adopted by the vote of the shareholders of Merged Corporation as required by law, shall be effective as of the Merger Date in the manner provided in Article I hereof. After such adoption and approval and subject to the conditions contained in this Agreement of Merger, this Agreement of Merger shall be signed by the President or Vice President and the Secretary of each of the constituent corporations, and acknowledged by the President or Vice President and the Secretary of each such corporation to be the act, deed and agreement of each such constituent corporation, and this Agreement of Merger so certified and acknowledged shall be filed in the Office of the Secretaries of State of Kansas and Oklahoma. A copy of this Agreement of Merger shall also be recorded in the Office of the Register of Deeds of Sedgwick County, Kansas, where Surviving Corporation has its registered office and where its original Articles of Incorporation were recorded, all pursuant to the requirements of K.S.A. Section 17-6003.


                                       IX

                               SERVICE OF PROCESS

     Surviving Corporation acknowledges and agrees that it may be sued and served with process in the State of Oklahoma in any proceeding for enforcement of any obligation of Surviving Corporation. Surviving Corporation hereby irrevocably appoints the Secretary of the State of Oklahoma as its agent to accept service of process in any such suit or proceeding. The Secretary of State of Oklahoma may mail a copy of any such service of process to 110 West Third Street, Stillwater, Oklahoma 74074.


                                        X

                                  MISCELLANEOUS

     This Agreement of Merger may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument representing this Agreement of Merger.

     This Agreement of Merger shall be approved, adopted, certified, executed and acknowledged by each constituent corporation in accordance with Kansas Statutes Annotated Section 17-6701 and Oklahoma Statutes Annotated 18 Section 1082. The executed Agreement of Merger shall be on file at the principal place of business of Surviving Corporation located at 300 IMA Plaza, 250 North Water, Wichita, Kansas 67202. A copy of the Agreement of Merger shall be furnished by Surviving Corporation, on request and without cost, to any shareholder of the constituent corporations.

     IN WITNESS WHEREOF, the foregoing Agreement of Merger, having been duly entered into and signed by New York Bagel Enterprises, Inc., an Oklahoma corporation, and having been duly entered into and signed by New York Bagel Enterprises, Inc., a Kansas corporation, and having been duly adopted by the shareholders of the Merged Corporation, all in accordance with the provisions of the laws of the States of Kansas and Oklahoma, the President of New York Bagel Enterprises, Inc. (Oklahoma), and the President of New York Bagel Enterprises, Inc. (Kansas), do now hereby execute this Agreement of Merger by authority of the directors and shareholders of each constituent corporation, as the respective act, deed and agreement of each of said corporations, on this 27th day of December, 1995.

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


                                   NEW YORK BAGEL ENTERPRISES, INC.,
                                   a Kansas corporation



ATTEST:                            By__________________________________________
                                   Robert J. Geresi, President


By______________________________
   Robert D. Young, Secretary



                                   NEW YORK BAGEL ENTERPRISES, INC.,
                                   an Oklahoma corporation



ATTEST:                            By__________________________________________
                                   Robert J. Geresi, President


By______________________________
   Robert D. Young, Secretary

                                ACKNOWLEDGEMENTS


STATE OF KANSAS     )
                    )    ss:
COUNTY OF SEDGWICK  )

     The foregoing instrument was acknowledged before me this 27th day of December, 1995, by Robert J. Geresi and Robert D. Young, President and Secretary, respectively, of New York Bagel Enterprises, Inc., a Kansas corporation, on behalf of the corporation.


                              ____________________________________________
                              Notary Public

My appointment expires:

____________________



STATE OF KANSAS     )
                    )    ss:
COUNTY OF SEDGWICK  )

     The foregoing instrument was acknowledged before me this 27th day of December, 1995, by Robert J. Geresi and Robert D. Young, President and Secretary, respectively, of New York Bagel Enterprises, Inc., an Oklahoma corporation, on behalf of the corporation.


                              ____________________________________________
                              Notary Public

My appointment expires:

____________________

                            SECRETARIES' CERTIFICATES

     The undersigned, Robert D. Young, Secretary of New York Bagel Enterprises, Inc., a Kansas corporation, Surviving Corporation mentioned in the within Agreement of Merger, on behalf of said corporation, certifies as follows:

     The within Agreement of Merger was adopted in accordance with the provisions of Kansas Statutes Annotated Section 17-6702 and Oklahoma Statutes Annotated 18 Section 1082, by action of the Board of Directors of said corporation, and without any vote of its shareholders, pursuant to Kansas Statutes Annotated Sections 17-6701(f) and 17-6702(e), since no shares of such corporation were issued and outstanding prior to the adoption by the Board of Directors of the resolutions approving said Agreement of Merger.


                              ____________________________________________
                              Robert D. Young, Secretary
                              New York Bagel Shop Enterprises, Inc.



     The undersigned, Robert D. Young, Secretary of New York Bagel Enterprises, Inc., an Oklahoma corporation, the Merged Corporation mentioned in the within Agreement of Merger, on behalf of said corporation, certifies as follows:

     The within Agreement of Merger was submitted to the shareholders of said corporation at a meeting held on the 26th day of December, 1995, and in accordance with the provisions of Kansas Statutes Annotated Section 17-6702 and Oklahoma Statutes Annotated 18 Section 1082, pursuant to waiver of notice given by all persons entitled to receive notice, and at said meeting, said Agreement of Merger was considered and a vote by ballot in person taken for the adoption or rejection of said Agreement of Merger, and the votes of the shareholders of said corporation representing 1,012,134 shares of its capital stock, being a majority of the shares of said capital stock issued and outstanding, were for the adoption of said Agreement of Merger and voted therefor.


                              ____________________________________________
                              Robert D. Young, Secretary
                              New York Bagel Enterprises, Inc.